PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Amyris, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Amyris, Inc. Important Notice Regarding the Availability of Proxy Materials P.O. BOX 8016, CARY, NC 27512-9903 Stockholders Meeting to be held on May 27, 2022 For Stockholders as of March 30, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/AMRS To vote your proxy while visiting this site, you will need the 12-digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/AMRS Have the 12-digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 17, 2022. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/AMRS (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12-digit * If requesting materials by e-mail, please send a blank e-mail with the 12-digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials.

Amyris, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3. PROPOSAL 1. Election of three Class III Directors nominated by the Board to serve for a three-year term. 1.01 John Doerr 1.02 Ryan Panchadsaram 1.03 Lisa Qi 2. Ratification of the appointment of Macias Gini & O’Connell LLP as Amyris’ independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. Approval of an amendment to Amyris’ Certificate of Incorporation to effect an increase in the total authorized shares. 4 To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.